EXHIBIT 3.7

                        CERTIFICATE OF CORRECTION TO THE
                      STATEMENT OF RESOLUTION ESTABLISHING
                      SERIES G CONVERTIBLE PREFERRED STOCK
                                       OF
                              GULFWEST ENERGY INC.,
                               A TEXAS CORPORATION

         This Certificate of Correction by GulfWest Energy Inc., the undersigned corporation (hereinafter referred to as the "CORPORATION") is submitted pursuant to Article 1302-7.01 of the Texas Miscellaneous Corporation Laws Act. The Corporation seeks to correct a document which contains an error, specifically, the number of shares of Series G Preferred Stock should be corrected to consist of 81,000 shares, and for this purpose states the following:

                                   ARTICLE ONE

         The name of the corporation is GulfWest Energy Inc.

                                   ARTICLE TWO

         The  document  to  be  corrected   is  the   Statement  of   Resolution
Establishing Series G Convertible Stock that was filed with the Office of the Secretary of State on February 28, 2005.

                                  ARTICLE THREE

         The error to be corrected is within the second paragraph of Paragraph 2 of the Statement of Resolution.

                                  ARTICLE FOUR

         As corrected, the second paragraph of Paragraph 2 of the Statement of Resolution shall read as follows:

                  "RESOLVED, that pursuant to the authority vested in the Board of Directors (the "BOARD") of GulfWest Energy Inc. (the "COMPANY") by Article Four of the Company's Articles of Incorporation, as amended, which creates and authorizes 10,000,000 shares of Preferred Stock, $0.01 par value per share (the "PREFERRED Stock"), the Board hereby establishes a series of Preferred Stock of the Company to be designated "Series G Convertible Preferred Stock" (the "SERIES G PREFERRED STOCK"), consisting of 81,000 shares, which shares will be convertible into fully paid and nonassessable shares of Class A Common Stock, $0.001 par value per share (the "COMMON STOCK"), as set forth below, and the Board hereby fixes and determines the preferences, limitations and relative rights of the Series G Preferred Stock as follows:"


                            (SIGNATURE PAGE FOLLOWS)

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         IN WITNESS WHEREOF, this Certificate of Correction has been executed by the undersigned this 16th day of March, 2005.


                                        GULFWEST ENERGY INC.



                                        By:      /S/ ALLAN D. KEEL
                                        --------------------------
                                        Name: Allan D. Keel
                                        Title:   President and CEO